SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 30, 2008

Date of report (Date of earliest event reported)

HOSTOPIA.COM INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-135533	65-1036866
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

110 East Broward Blvd., Suite 1650
Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 463-3080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                              Other Events

On July 30, 2008, at the Hostopia.com Inc. (“Hostopia”) special meeting of stockholders, Hostopia stockholders approved the adoption of an agreement and plan of merger, dated as of June 18, 2008, by and among Hostopia, Deluxe Corporation (“Deluxe”), Deluxe Business Operations, Inc., a wholly owned subsidiary of Deluxe (“Operating Sub”), and Helix Merger Corp., a wholly owned subsidiary of Operating Sub, and the transactions contemplated by the merger agreement. The agreement and plan of merger was approved and adopted by more than a majority of the shares of common stock outstanding and issued as of the record date. The certificate of merger was filed with the Delaware Secretary of State on July 30, 2008, and the anticipated effective time of the merger is 12:01 a.m. on August 6, 2008.  Hostopia’s shares of common stock will be halted from trading on the Toronto Stock Exchange at the opening of trading on August 6, 2008 and will remain halted until the close of trading on August 6, at which time the shares will be delisted.  Hostopia will also file with the Securities and Exchange Commission a Certificate on Form 15 under the Securities Exchange Act of 1934, as amended, requesting that the Company’s reporting obligations under Section 15(d) of the Exchange Act be suspended as of August 6, 2008.

A copy of the press release announcing the stockholder approval of the agreement and plan of merger, and the transactions contemplated by the merger agreement, is attached to this report as Exhibit 99.1.

Item 9.01                                   Financial Statements and Exhibits

(d)                                 Exhibits.

No.	Description

99.1	Press Release of Hostopia.com Inc., dated July 30, 2008, announcing stockholder approval of the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTOPIA.COM INC.

Date: , 2008	/s/ Michael Mugan
	Name:	Michael Mugan
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release of Hostopia.com Inc., dated July 30, 2008, announcing stockholder approval of the merger agreement.